Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg S-K





               Consent of Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses for Federated Short-Term Municipal Trust and under the caption "Independent Registered Public Accounting Firm" in the Institutional Shares and Institutional Service Shares Statement of Additional Information for Federated Short-Term Municipal Trust in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 2-72277) of Federated Short-Term Municipal Trust and to the incorporation by reference of our report dated August 3, 2005 on Federated Short-Term Municipal Trust included in the Annual Report to Shareholders for the fiscal year ended June 30, 2005.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
August 22, 2005